UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  OCTOBER 17, 2003

EQUITABLE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		Zip Code)

Registrant’s telephone number, including area code (412) 553-5700

NONE
(Former name or former address, if changed since last report)

Item 5.            Other Events

On February 18, 2003, Equitable Resources Inc. filed a Form 8-K announcing the adoption of new stock ownership guidelines.  The filing provided information about the Company’s stock ownership guidelines.

The filing also included a table providing the current ownership status of the Company’s officers as of February 14, 2003.  The number of shares held by two officers was incorrectly reported.  The reported number of shares held by Arthur Cantrell and by Randall Crawford were 18,282 and 17,592, respectively.  The reported numbers inadvertently included 5,000 performance share units held by these two officers that do not qualify under the stock ownership guidelines.  Therefore, the correct number of qualified shares held by Arthur Cantrell and by Randall Crawford were 13,282 and 12,592, respectively.

Shares personally held, stock held in employee benefit plans, and “time restricted” long-term incentive shares qualify toward meeting the plan requirement.  As long as an employee maintains qualified shareholdings in excess of the applicable guideline, he or she may sell shares or exercise options for cash by selling shares (“cashless exercise”).  The guidelines are mandatory for officers and recommended for other covered employees.  Updated amounts for all affected officers, as of September 30, 2003, are provided below:

OFFICER OWNERSHIP POSITION as of September 30, 2003

Name	Title	Stock Ownership Guideline	Approx. Required Shares+	Qualifying Shares Held

Gerber, Murry S.	President & CEO	8 times salary	116,000	336,394
Porges, David L.	EVP & Chief Financial Officer	8 times salary	71,000	158,916
Funk, James M.	President - Equitable Supply	4 times salary	28,000	51,806
O’Brien, Joseph E.	President - NORESCO	4 times salary	25,000	32,024
O’Loughlin, Johanna G.	Sr VP General Counsel & Corp Sec	4 times salary	25,000	30,750
Crawford, Randall L.	President, Equitable Gas	4 times salary	20,000	16,681
Cantrell, Arthur G.	President, Equitrans	4 times salary	20,000	14,175
Conti, Philip P.	VP Finance & Treasurer	2 times salary	8,580	27,812
Bergonzi, John A.	VP & Corporate Controller	2 times salary	8,580	34,672
Petrelli, Charlene	VP Human Resources	2 times salary	8,500	4,695

+  Assuming $40/share at current salaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By	/s/ David L. Porges
David L. Porges
Executive Vice President and
Chief Financial Officer

October 17, 2003